Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in Registration Statements No. 33-00184 and No. 33-43168 of E-Z-EM, Inc. on Form S-8 of our report dated July 28, 2000, appearing in the Annual Report on Form 10-K of E-Z-EM, Inc. and Subsidiaries for the fifty-three weeks ended June 3, 2000.


GRANT THORNTON LLP

Melville, New York
August 29, 2000


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